EXHIBIT 32

CERTIFICATION
OF
PRINCIPAL EXECUTIVE OFFICER
AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Albert H. Pleus, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that the Quarterly Report on Form 10-QSB of a21, Inc. for the quarter ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of a21, Inc.

I, Jose Perez, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of a21, Inc. for the quarter ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of a21, Inc.

By: /s/ Albert H. Pleus
Albert H. Pleus
Chairman and Chief Executive Officer
(Principal Executive Officer)

By: /s/ Jose Perez
Jose Perez
Vice President of Finance
(Principal Financial Officer)

Date: August __, 2004